UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2013

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GMS CAPITAL, CORP.

(Exact name of registrant as specified in its charter)

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Florida	333-151684	26-1094541
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3055 L’Assomption Blvd. , Montreal, Quebec H1N 2HI Canada
(Address of Principal Executive Offices) (Zip Code)

1(514) 254-9195
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

GMS Capital Corp. (“The Company”) has had to take emergency action in order to replace CEO Martial Rolland with an interim CEO. It appears that Mr. Rolland has had to take care of personal problems that involve allegations of wrongdoing. These allegations are of a personal nature and in no way whatsoever involve Mr. Rolland in his capacity as a senior corporate officer of this or any other company.

While the Company is not aware of nor does it believe that M. Rolland has committed any unethical acts, nevertheless our Board of Directors has determined that it was in the best interests of the company to suspend Mr. Rolland from all his functions and duties immediately and for an indefinite period until such time as a thorough investigation will have been concluded.

In the meanwhile the board has moved to appoint Mr. Bernard Canneva, currently serving on the Board of Directors, as interim CEO of the Company; and in order to assist Mr. Canneva, the Board has also appointed Mr. Emanuel Tomasino, currently on the Board of Directors, to the position of Executive Vice-President, until the above matters are resolved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1 2013	GMS Capital Corp.
	By	/s/ Caroline Coulombe
Name: Caroline Coulombe Title: Chairman of the Board